UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

Lindsay Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13419	47-0554096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18135 Burke Street Suite 100
Omaha, Nebraska		68022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 829-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2026, Lindsay Corporation (the “Company”) announced that Sam Hinrichsen notified the Board of Directors of the Company of his intent to resign from his position as the Company’s Senior Vice President and Chief Financial Officer effective August 31, 2026 (the “Effective Date”). Mr. Hinrichsen is resigning for personal reasons and there were no disagreements between Mr. Hinrichsen and the Company. His departure is not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices. The Company is commencing a search for a new Chief Financial Officer with the assistance of an executive recruiting firm. “We would like to thank Sam for his service and wish him the best of luck in his future endeavors,” said Randy Wood, President and Chief Executive Officer.

From the Effective Date through December 31, 2026 (the “Transition Period”), Mr. Hinrichsen will provide transition services to the Company pursuant to the terms of a written transition services agreement (the “Transition Services Agreement”). In consideration of Mr. Hinrichsen’s provision of transition services, release of claims, and compliance with certain obligations, including non-competition, non-solicitation, and non-disparagement covenants:

•
Mr. Hinrichsen will receive cash compensation in the amount of $100,000 for transition services, payable in a single lump sum following the end of the Transition Period;
•
Mr. Hinrichsen shall receive his annual bonus under the Company’s Management Incentive Plan for the 2026 Plan Year;
•
Mr. Hinrichsen will receive cash compensation in the amount of $110,000, payable in a single lump sum following the Effective Date, with such amount approximating the value he would have received under outstanding equity awards had he remained an employee through the November 1, 2026 vesting date; and
•
the Company shall pay Mr. Hinrichsen’s COBRA premium to maintain group health insurance for the four (4) month period following the Effective Date through the end of the Transition Period; and
•
the Company waives any rights it may have to repayment of Hinrichsen’s cash signing bonus.

A copy of the Transition Services Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference into this Item 5.02. The foregoing description of the material terms of the Transition Services Agreement does not purport to be complete and is qualified by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

10.1 Transition Services Agreement, dated July 16, 2026, between the Company and Sam Hinrichsen.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDSAY CORPORATION

Date:	July 17, 2026	By:	/s/ Randy A. Wood
Randy A. Wood, President and Chief Executive Officer